      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 2004
                                                           REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               GETTY REALTY CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            MARYLAND                                             11-3412575
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                         125 JERICHO TURNPIKE, SUITE 103
                             JERICHO, NEW YORK 11753
                                  516-478-5400
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           --------------------------

           GETTY REALTY CORP. 2004 OMNIBUS INCENTIVE COMPENSATION PLAN

                            (FULL TITLE OF THE PLAN)

                               ------------------

                              ANDREW M. SMITH, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               GETTY REALTY CORP.
                         125 JERICHO TURNPIKE, SUITE 103
                             JERICHO, NEW YORK 11753
                                  516-478-5400
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           --------------------------

                                    COPY TO:

                             MARC D. BASSEWITZ, ESQ.
                              LATHAM & WATKINS LLP
                             SEARS TOWER, SUITE 5800
                             233 SOUTH WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                                 (312) 876-7700

                           --------------------------

================================================================================

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                           AMOUNT TO BE       PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES      REGISTERED(1)      OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
           TO BE REGISTERED                                      SECURITY(2)             PRICE(2)             FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      1,000,000              $22.10              $22,100,000           $2,800
-------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares of common stock to be issuable pursuant to anti-dilution provisions contained in the Getty Realty Corp. 2004 Omnibus Incentive Compensation Plan.


(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low trading prices of the common stock on the New York Stock Exchange on May 17, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION

         Not required to be filed with this Registration Statement.


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE


         In this registration statement, Getty Realty Corp. (which we refer to as "the Company", "us", "our" or "we") has incorporated by reference certain reports and other information we have filed, or will file, with the SEC. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. The following documents filed with the SEC by us pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference until all of the securities covered hereby are sold or this offering is terminated:

     o our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

     o our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004;

     o the description of our common stock contained in our Registration Statement on Form S-3 (File No. 333-63060);

     o all other documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold, which shall be deemed to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Philip E. Coviello, a retired partner of the law firm of Latham & Watkins LLP, counsel to the Company, is a member of the Board of Directors of the Company.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Maryland corporation. The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services, or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity, or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

         The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws, and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS

  EXHIBIT
    NO.                         DESCRIPTION
------------     ---------------------------------------------------------------
    5.1          Opinion of Venable LLP                   Filed herewith.

    23.1         Consent of Independent Accountants       Filed herewith.

    23.2         Consent of Venable LLP                   (Contained in opinion
                                                          filed as Exhibit 5.1.)

    24           Power of Attorney                        Included on signature
                                                          page hereto.


ITEM 9.           UNDERTAKINGS

         a.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(ii) and
                           (a)(1)(iii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described under Item 6 of this registration statement, or otherwise (other than insurance), we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in that Act and will be governed by the final adjudication of that issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York on May 20, 2004.

                                 GETTY REALTY CORP.

                                 By: /s/ Leo Liebowitz
                                     -----------------------------------

                                 Leo Liebowitz
                                 President and Chief Executive Officer


                                POWER OF ATTORNEY

                  Know All Men By These Presents, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Leo Liebowitz, Thomas J. Stirnweis and Andrew M. Smith, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

By:  /s/ Leo Liebowitz                       By:  /s/ Thomas J. Stirnweis
-------------------------------------        -----------------------------------
Leo Liebowitz                                Thomas J. Stirnweis
President, Chief Executive                   Vice President, Treasurer and
  Officer and Director                         Chief Financial Officer
May 20, 2004                                 (Principal Financial and
                                             Accounting Officer)
By:  /s/ Milton Cooper                       May 20, 2004
-------------------------------------
Milton Cooper                                By:  /s/ Philip E. Coviello
Director                                     -----------------------------------
May 20, 2004                                 Philip E. Coviello
                                             Director
By:  /s/ Howard Safenowitz                   May 20, 2004
------------------------------------
Howard Safenowitz                            By:  /s/ Warren G. Wintrub
Director                                     -----------------------------------
May 20, 2004                                 Warren G. Wintrub
                                             Director
                                             May 20, 2004

                                  EXHIBIT INDEX

                               GETTY REALTY CORP.

  EXHIBIT
     NO.                            DESCRIPTION
-------------       ------------------------------------------------------------

    5.1             Opinion of Venable LLP           Filed herewith.

    23.1            Consent of Independent           Filed herewith.
                    Accountants

    23.2            Consent of Venable LLP           (Contained in opinion filed
                                                     as Exhibit 5.1.)

    24              Power of Attorney                Included on signature page
                                                     hereto.